Exhibit 99.1


                         VIACOM ANNOUNCES FINAL RESULTS
               OF SUCCESSFUL BLOCKBUSTER SPLIT-OFF EXCHANGE OFFER

NEW YORK, October 13, 2004 - Viacom Inc. (NYSE: VIA and VIA.B) today announced the final results of its successful exchange offer for the split-off of Blockbuster Inc. (NYSE: BBI and BBI.B). The offer, which was oversubscribed, expired at 12:00 midnight, New York City time, on October 5, 2004. Under the terms of the offer, Viacom accepted 27,961,165 shares of Viacom common stock in exchange for the 72 million shares of Blockbuster class A common stock and 72 million shares of Blockbuster class B common stock that Viacom owned. Each share of Viacom class A or class B common stock accepted for exchange by Viacom will be exchanged for 5.15 shares of Blockbuster common stock, consisting of 2.575 shares of Blockbuster class A common stock and 2.575 shares of Blockbuster class B common stock.

Because the offer was oversubscribed, Viacom accepted tendered shares on a pro-rata basis in proportion to the number of shares tendered. Stockholders that tendered less than 100 shares of Viacom class A or class B common stock, or an odd-lot, could elect not to be subject to proration, except that stockholders that tendered odd-lots as a participant in a Viacom or Blockbuster employee benefit plan were not entitled to this preference. All shares tendered by eligible odd-lot stockholders have been accepted; 9.426777% of all other tendered shares of Viacom class A common stock and Viacom class B common stock have been accepted.

Based on the final count by the exchange agent, The Bank of New York, the results of the exchange offer are as follows:

                             Viacom Class A   Viacom Class B    Total
Number of shares tendered        4,648,493     288,240,856      292,889,349

Number of "odd-lot" shares
     tendered that were not
     subject to pro ration         127,451         260,305          387,756

Number of Shares Accepted          553,616      27,407,549       27,961,165


Shares of Blockbuster common stock are expected to be credited to accounts of tendering stockholders by EquiServe, Blockbuster's transfer agent, on or before October 20, 2004. In addition, checks in lieu of fractional Blockbuster shares and shares of Viacom class A and class B common stock tendered but not accepted for exchange are expected be delivered or mailed on or before October 22, 2004.

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Information About the Exchange Offer

Stockholders of Viacom are advised to read Viacom's Tender Offer Statement on Schedule TO, Blockbuster's Registration Statement on Form S-4 and the Prospectus-Offer to Exchange, as well as any other documents relating to the exchange offer that are filed with the SEC when they become available because they will contain important information. Stockholders of Viacom may obtain copies of these documents for free at the SEC's website at www.sec.gov or from Viacom Investor Relations at 1-800-516-4399. Viacom stockholders may also request copies of the exchange offer documents from Viacom's information agent, MacKenzie Partners, Inc., located at 105 Madison Avenue, New York, NY 10016, at
(800) 322-2885 (toll-free) in the United States or at (212) 929-5500 (collect) elsewhere.

About Viacom Inc.

Viacom is a leading global media company, with preeminent positions in broadcast and cable television, radio, outdoor advertising, and online. With programming that appeals to audiences in every demographic category across virtually all media, the company is a leader in the creation, promotion, and distribution of entertainment, news, sports, music, and comedy. Viacom's well-known brands include CBS, MTV, Nickelodeon, Nick at Nite, VH1, BET, Paramount Pictures, Infinity Broadcasting, Viacom Outdoor, UPN, TV Land, Comedy Central, CMT:
Country Music Television, Spike TV, Showtime and Simon & Schuster. More information about Viacom and its businesses is available at www.viacom.com.

Contacts:


Viacom Contacts:
Media:                                                  Analysts/Investors:

Carl Folta                                              Martin Shea
Senior Vice President, Corporate Relations              Senior Vice President, Investor Relations
(212) 258-6352                                          (212) 258-6515
carl.folta @viacom.com                                  marty.shea@viacom.com

Susan Duffy                                             James Bombassei
Vice President, Corporate Relations                     Vice President, Investor Relations
(212) 258-6347                                          (212) 258-6377
susan.duffy@viacom.com                                  james.bombassei@viacom.com

Blockbuster Contacts:
Media:                                                  Analysts/Investors:

Karen Raskopf                                           Mary Bell
Senior Vice President, Corp. Communications             Senior Vice President, Investor Relations and
(214) 854-3555                                          Corporate Treasurer
                                                        (214) 854-3863

Randy Hargrove
Director, Corp. Communications
(214) 854-3190

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